Exhibit 99.1

FOR IMMEDIATE RELEASE
March 1, 2019
Contact: Investor Inquiries:
Kimberly Whitaker, LegacyTexas Financial Group, Inc.
972-801-5871/shareholderrelations@legacytexasfinancialgroup.com

Media Inquiries:
Jennifer Dexter, LegacyTexas Bank
972-461-7157/Jennifer.Dexter@legacytexas.com

LegacyTexas Financial Group, Inc. Announces Date of Annual Meeting of Shareholders

PLANO, Texas, March 1, 2019-- LegacyTexas Financial Group, Inc. (Nasdaq:LTXB) (the “Company”), the holding company for LegacyTexas Bank, today announced that it will be holding its Annual Meeting of Shareholders on Monday, May 20, 2019. The record date for determining who may vote at the meeting has been fixed as March 28, 2019. More information about the Annual Meeting will be sent to Company shareholders in April 2019.

About LegacyTexas Financial Group, Inc.

LegacyTexas Financial Group, Inc. is the holding company for LegacyTexas Bank, a commercially oriented community bank based in Plano, Texas. LegacyTexas operates 42 banking offices in the Dallas/Fort Worth Metroplex and surrounding counties. For more information, please visit www.legacytexasfinancialgroup.com or www.legacytexas.com.